EXHIBIT 5.1

[PERKINS COIE LETTERHEAD]

June 14, 2006

Esterline Technologies Corporation

500 108th Avenue NE

Bellevue, WA 98004

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $.20 per share, of Esterline Technologies Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“the Act”), which you are filing with the Securities and Exchange Commission with respect to up to 1,150,000 shares of common stock, par value $.20 per share (the “Shares”), of which 1,000,000 Shares may be issued pursuant to the Esterline Technologies Corporation 2004 Equity Incentive Plan (the “2004 Plan”) and 150,000 Shares may be issued pursuant to the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan (the “2002 ESPP”). The 2004 Plan and the 2002 ESPP are referred to collectively herein as the “Plans.”

We have examined the Registration Statement and such documents and records of Esterline Technologies Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Esterline Technologies Corporation of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Esterline Technologies Corporation in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of the applicable Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP